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                                                                    EXHIBIT 99.1


                     NUCLEUS ANNOUNCES COMPLETION OF MERGER


Chicago, IL -- April 16, 1999 -- Shareholders approved the merger between Nucleus, Inc., formerly known as American General Ventures, Inc. (NASDAQ OTC-BB "NCLS") and Nucleus Holding Corporation today at a Special Shareholders' Meeting.

In addition, John C. Paulsen, Mark P. Fera, J. Theodore Hartley, Stephen M. Calk, and Jeffrey Wescott were elected to serve on the Company's Board of Directors. These directors join Adriann Belinne and Steven H. Walker to comprise the Nucleus Board.

Mr. Paulsen was elected Chairman, President & Chief Executive Officer, while Mr. Fera and Mr. Hartley will serve as Chief Operating Officer and Chief Financial Officer, respectively.

Nucleus is a Convergent Solution Provider ("CSP"), leveraging the Internet as the platform to deliver information technology and communications.